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                     FOOD COURT ENTERTAINMENT NETWORK, INC.

                         Offer to Exchange 0.6 Shares of
                         Series A Common Stock for Each
                        Class A Warrant and 0.4 Shares of
                 Series A Common Stock for Each Class B Warrant

To Our Clients:

         Enclosed for your consideration are the Offer to Exchange, dated August 25, 1997 and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the Exchange Offer by Food Court Entertainment Network, Inc., a Delaware corporation (the "Company"), to exchange
0.6 shares of Series A Common Stock for each outstanding Class A Warrant and 0.4 shares of Series A Common Stock for each outstanding Class B Warrant (collectively "Warrants") on the terms and subject to the conditions of the Exchange Offer.

         If prior to the Expiration Date (as defined in the Offer to Exchange) at least 70% of the Class A Warrants (6,157,758 Class A Warrants ) and 70% of the Class B Warrants (4,968,213 Class B Warrants) are tendered and not withdrawn, the Company, will upon the terms and subject to the conditions of the Exchange Offer, accept the Class A Warrants and Class B Warrants in exchange for Series A Common Stock.

         We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

         Please instruct us as to whether you wish us to tender all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer to Exchange. You must exchange all of your Warrants in order to accept the Exchange Offer.

         We call you attention to the following:

         1. You may tender each of your Class A Warrants for 0.6 shares of Series A Common Stock and each of your Class B Warrant for 0.4 shares of Series A Common Stock as indicated in the attached instruction form.

         2. The Exchange Offer is conditioned upon all of your Warrants being tendered.

         3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., Eastern time, on September 26, 1997 unless the Company extends the Offer.



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         4. Tendering holders of Warrants will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's exchange of Warrants for Shares pursuant to the Exchange Offer.


         If you wish to have us tender all of your Warrants, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached instruction form.

         YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 26, 1997 UNLESS THE COMPANY EXTENDS THE OFFER.

         The Company is not making the Exchange Offer to, nor will it accept tenders from or on behalf of, owners of Warrants in any jurisdiction in which the Exchange Offer or its acceptance would violate the securities, blue sky or other laws of such jurisdiction.


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                                Instruction Form
                               With Respect to the

                     FOOD COURT ENTERTAINMENT NETWORK, INC.

                         Offer to Exchange 0.6 Shares of
                         Series A Common Stock for Each
                        Class A Warrant and 0.4 Shares of
                 Series A Common Stock for Each Class B Warrant

         The undersigned acknowledges receipt of your letter and the enclosed Offer to Exchange, dated August 22, 1997 and related Letter of Transmittal (which together constitute the "Exchange Offer"), in connection with the Exchange Offer by Food Court Entertainment Network, Inc., a Delaware corporation (the "Company"), to exchange 0.6 shares of Series A Common Stock for each Class A Warrant and 0.4 shares of Series A Common Stock for each Class B Warrant, upon the terms and subject to the conditions of the Exchange Offer.

         The undersigned hereby instructs you to accept the Exchange Offer of the Company and, therefore, to tender all Class A Warrants of the Company held by you for the undersigned in exchange for 0.6 shares of Series A Common Stock of the Company and to tender all Class B Warrants of the Company held by your for the undersigned in exchange for 0.4 shares of Series A Common Stock, on the terms and subject to the conditions of the Exchange Offer. The undersigned acknowledges that the Exchange Offer is conditioned upon, among other things, the valid tender for exchange of not less than 70% of the Class A Warrants and 70% of the Class B Warrants, which tender has not been withdrawn. Further, upon closing of the Exchange Offer, the undersign relinquishes and waives all rights granted by the Class A Warrants and Class B Warrants, including, without limitation, all anti-dilution provisions of the Class A Warrants and Class B Warrants.

                   Aggregate number of Class A Warrants to be
                     tendered by you for the account of the
                                  undersigned:

                        ________________ Class A Warrants

                   Aggregate number of Class B Warrants to be
                     tendered by you for the account of the
                                  undersigned:

                        ________________ Class B Warrants


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                                  SIGNATURE BOX

Signature(s)___________________________________________________________________

Dated ___________________________________________________________________, 1997

Name(s) and Address(es)________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                                 (Please Print)

Area Code and Telephone Number_________________________________________________

Taxpayer Identification or
Social Security Number_________________________________________________________
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